                                                                 EXHIBIT 10.3.20


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         This Amended and Restated Employment Agreement ("Agreement") is made as of the 28th day of October, 2002, by and between MASSBANK, a Massachusetts savings bank with its main office in Reading, Massachusetts (the "Bank"), MASSBANK Corp., a Delaware corporation (the "Company"), and Donna H. West (the "Executive"). The Company and the Bank shall hereinafter be collectively referred to as the "Employers".

                                   WITNESSETH

         WHEREAS, the Employers and the Executive entered into an Employment Agreement, dated as of February 1, 1993 (the "Employment Agreement");

         WHEREAS, the Employers and the Executive entered into an Executive Severance Agreement, dated as of December 23, 1993 (the "Severance Agreement");

         WHEREAS, the Executive participates in the Bank's Deferred Compensation Program (the "Deferred Compensation Program");

         WHEREAS, the parties hereto desire to provide for the Executive's continued employment by the Employers and to delineate the Executive's and the Employers' rights and obligations arising in connection therewith, including in the event of a Change in Control (as defined herein) subject to the amended terms and conditions set forth herein; and

         WHEREAS, the parties hereto intend that this Agreement shall be an amendment and restatement of the Employment Agreement and the Severance Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employers and the Executive agree as follows:

         1. Employment. The Employers agree to employ the Executive and the Executive agrees to serve in the employ of the Employers on the terms and conditions hereinafter set forth.

         2. Capacity. The Executive shall serve as an officer of the Bank and of the Company in such capacity(ies) as their respective Boards of Directors may from time to time determine. In such capacity(ies) the Executive shall, subject to the By-laws of the Bank and the Company, as the case may be, and to the direction of the President, Board of Directors and other appropriate officers, have responsibility for such functions and duties as she may be directed from time to time by the President or other appropriate officer of the Employers.

         3. Term. Subject to the applicable provisions herein, the term of the Executive's employment hereunder shall be for two years from the date hereof; provided, however, that the term shall be extended automatically by an additional one day commencing on the first day following the date hereof and on each subsequent day thereafter, unless either the Executive or the Employers give written notice to the other of such party's election not to extend the term of this Agreement. The last day of the term of the Executive's employment hereunder, as so extended from time to time, is herein sometimes referred to as the "Expiration Date."

         4. Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

            (a) Salary. For all services rendered by the Executive under this Agreement, the Employers shall pay the Executive a salary equal to her present salary, subject to increase from time to time in the sole discretion of the Boards of Directors upon the recommendation of the Compensation Committee or the Chief Executive Officer. The Executive's salary shall be payable in periodic installments in accordance with the Employers' usual practices for its executives.

            (b) Regular Benefits. The Executive shall also be entitled to participate in those medical insurance plans, life insurance plans, disability income plans, retirement plans, bonus incentive plans and other benefit plans from time to time in effect generally for executives of the Employers. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Employers and (iii) the discretion of the Boards of Directors of the Employers or any administrative or other committee provided for in or contemplated by such plan.

            (c) Business Expenses. The Employers shall reimburse the Executive for all reasonable travel and other business expenses incurred by her in the performance of her duties and responsibilities, subject to the Employers' usual practices and policies in connection therewith and to such reasonable requirements with respect to substantiation and documentation as may from time to time be specified by the Employers.

            (d) Vacation. The Executive shall be entitled to vacation in accordance with the Employers' usual practices for its executives.

         5. Extent of Service. During her employment hereunder, the Executive shall devote her full business time, best efforts and business judgment, skill and knowledge to the advancement of the interests of the Employers and to the discharge of her duties and responsibilities hereunder. The Executive shall comply at all times with all Bank and Company policies. She shall not engage in any other business activity, except as may be approved by the President of the Company or its Board of Directors; provided, however, that nothing herein shall be construed as preventing the Executive from:

            (a) Investing her assets in a manner not prohibited by Section 9 hereof, and in such form or manner as shall not require any material services on her part in the operations or affairs of the companies or other entities in which such investments are made;

            (b) Serving on the board of directors of any company, subject to the approval of the Chief Executive Officer of the Company and the prohibitions set forth in Section 9 and provided that she shall not be required to render any material services with respect to the operations or affairs of any such company; or

            (c) Engaging in religious, charitable or other community or non-profit activities which do not impair her ability to fulfill her duties and responsibilities under this Agreement.

         6. Termination. Notwithstanding the provisions of Section 3 hereof, the Executive's employment hereunder may be terminated without any breach of this Agreement under the following circumstances:

            (a) Death. In the event of the Executive's death during the Executive's employment hereunder, the Executive's employment shall terminate on the date of her death.

            (b) Disability. In the event of the Executive's "disability" during the Executive's employment hereunder, the Executive's employment may be terminated by the Employers. For purposes of this Agreement, "disability" shall mean the Executive's incapacity due to physical or mental illness which has caused the Executive to be absent from the full-time performance of her duties with the Employers for a period of six consecutive months if the Employers shall have given the Executive a notice of termination and, within 30 days after such notice is given, the Executive shall not have returned to the full-time performance of her duties.

            (c) Termination by the Employers for Cause. The Executive's employment hereunder may be terminated for "cause" without further liability on the part of the Employers effective immediately upon a determination of the President or the Board of Directors that such "cause" exists. For purposes hereof, any one or more of the following shall constitute "cause" for such termination:

                (i) Dishonesty of the Executive with respect to the Employers or any affiliate thereof;

                (ii) Commission by the Executive of a crime punishable as a felony;

                (iii) Failure by the Executive to perform in a satisfactory manner a substantial portion of her duties and responsibilities hereunder; or

                (iv) Breach by the Executive of any term of this Agreement, including without limitation Section 9 hereof.

            (d) Termination by the Employers Without Cause. The Executive's employment with the Employers may be terminated without cause at any time by the Employers.

            (e) Termination by the Executive. The Executive's employment with the Employers may be terminated by Executive at any time, including for Good Reason following a Change in Control. For purposes of this Agreement, Good Reason shall mean the occurrence of any of the following events:

                (i) A substantial adverse change, not consented to by the Executive, in the nature or scope of the Executive's title, responsibilities, authorities, powers, reporting relationship, functions or duties from the title, responsibilities, authorities, powers, reporting relationship, functions or duties exercised by the Executive immediately prior to the Change in Control; or

                (ii) A reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time; or

                (iii) The relocation of the Employers' offices at which the Executive is principally employed immediately prior to the date of a Change in Control to a location more than 25 miles from such offices, or the requirement by the Employers for the Executive to be based anywhere other than the Employers' offices at such location, except for required travel on the Employers' business to an extent substantially consistent with the Executive's business travel obligations immediately prior to the Change in Control; or

                (iv) The failure by the Employers to pay to the Executive any portion of her compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Employers within 15 days of the date such compensation is due without prior written consent of the Executive; or

                (v) Breach by the Employers of any provision of this Agreement, the SERP or any other agreement that may exist from time to time between the Executive and the Employers that provides for the payment of any compensation or benefits to Executive; or

                (vi) The failure by the Employers to obtain and deliver to the Executive an effective agreement from any successor to assume and agree to perform this Agreement.

            (f) Date of Termination. "Date of Termination" shall mean: (A) if Executive's employment is terminated by her death, the date of her death; (B) if Executive's employment is terminated by reason of her disability, 30 days after the date on which a notice of termination is given, (C) if Executive's employment is terminated by the Employers without cause, 60 days after the date on which a notice of termination is given; and (D) if Executive's employment is terminated for any other reason, the date on which a notice of termination is given.

         7. Compensation Upon Termination.

            (a) Termination Due to Death. If Executive's employment terminates by reason of her death, the Employers shall, within 90 days of death, pay in a lump sum cash payment to such person as Executive shall designate in a notice filed with the Employers or, if no such person is designated, to Executive's estate, Executive's accrued and unpaid salary to the date of her death, plus her accrued and unpaid incentive compensation, if any. Upon the death of Executive, all unvested stock options granted to Executive shall immediately vest and become fully exercisable, and Executive's estate or other legal representatives shall have one year from the Date of Termination, to exercise all stock options granted to Executive. All other stock-based grants and awards held by Executive shall vest upon the death of Executive. For a period of one year following the Date of

Termination, the Employers shall pay such health insurance premiums as may be necessary to allow Executive's spouse and dependents to receive health insurance coverage substantially similar to coverage they received prior to the Date of Termination. In addition to the foregoing, any payments to which Executive's spouse, beneficiaries, or estate may be entitled under any employee benefit plan shall also be paid in accordance with the terms of such plan or arrangement. Such payments, in the aggregate, shall fully discharge the Employers' obligations hereunder.

            (b) Disability. In the event of termination pursuant to Section 6(b), the Employers shall, within 90 days of the Date of Termination, pay to the Executive in a lump sum cash payment Executive's accrued and unpaid salary to the Date of Termination, plus her accrued and unpaid incentive compensation, if any. In addition, the Executive shall be entitled to the following benefits, subject to the Executive signing a general release of claims (other than claims for the right to receive the payments or benefits set forth in this Section 7(b)) in a form and manner satisfactory to the Employers:

                (i) The Executive shall continue to receive her full salary under Section 4(a) of this Agreement until the earlier of her death, her becoming eligible for disability income under the Employers' disability income plan or three years following the Date of Termination;

                (ii) For a period of three years following the Date of Termination, the Employers shall pay such health insurance premiums as may be necessary to allow Executive and Executive's spouse and dependents to receive health insurance coverage substantially similar to coverage they received immediately prior to the Date of Termination; and

                (iii) All unvested stock options granted to Executive shall immediately vest and become exercisable, and the Executive or her legal representative shall have one year from the Date of Termination to exercise all stock options, subject to the provisions of Section 9(c). All other stock-based grants and awards held by Executive shall immediately vest upon the Date of Termination.

            (c) Termination by the Employers for Cause. In the event of termination pursuant to Section 6(c), the Employers shall, within 90 days of the Date of Termination, pay to the Executive in a lump sum cash payment Executive's accrued and unpaid salary to the Date of Termination. Thereafter, the Employers shall have no further obligation to Executive except as otherwise expressly provided under this Agreement, provided that any such termination shall not adversely affect or alter Executive's rights under any employee benefit plan of the Employers in which Executive, at the Date of Termination, has a vested interest, unless otherwise provided in such employee benefit plan or any agreement or other instrument attendant thereto. In addition, all stock options held by Executive as of the Date of Termination shall immediately terminate and be of no further force and effect, and all other stock-based grants and awards shall be cancelled or terminated in accordance with their terms.

            (d) Termination by the Employers Without Cause. In the event of termination pursuant to Section 6(d), the Employers shall, within 90 days of the Date of Termination, pay to the Executive in a lump sum cash payment Executive's accrued and unpaid salary to the Date of Termination, plus her accrued and unpaid incentive compensation, if any. In addition, the Executive shall be entitled to the following benefits, subject to the Executive signing a general release of claims (other than claims for the right to receive the payments or benefits set forth in this Section 7(d)) in a form and manner satisfactory to the Employers:

                (i) The Employers shall within 30 days following the Date of Termination pay Executive in a lump sum cash payment an amount equal to three times the sum of (A) Executive's current base salary and (B) the greater of (1) her immediate prior fiscal year's bonus or (2) the average of the Executive's bonus for the immediate past three fiscal years;

                (ii) Upon the Date of Termination, each unvested stock option and any other stock-based grants and awards held by Executive shall immediately vest and become exercisable by the Executive. Subject to the provisions of Section 9(c), each such stock option may be exercised by Executive within 180 days after the Date of Termination;

                (iii) In addition to any other benefits to which Executive may be entitled in accordance with the Employers' then existing severance policies, the Employers shall, for a period of three years commencing on the Date of Termination, pay such health insurance premiums as may be necessary to allow Executive and Executive's spouse and dependents to continue to receive health insurance coverage substantially similar to coverage they received immediately prior to the Date of Termination; and

                (iv) Except as expressly set forth in this Section 7(d) or required by applicable law, the Executive shall not be entitled to any other payments or benefits from the Employers following her termination without cause.

Notwithstanding the foregoing, the terms of this Section 7(d) shall not apply to a termination with respect to which Executive is entitled to receive benefits pursuant to Section 8(c).

            (e) Termination by the Executive. In the event of termination pursuant to Section 6(e), the Employers shall, within 90 days of the Date of Termination, pay to the Executive in a lump sum cash payment Executive's accrued and unpaid salary to the Date of Termination. Thereafter, the Employers shall have no further obligation to Executive except as otherwise expressly provided under this Agreement, provided that any such termination shall not adversely affect or alter Executive's rights under any employee benefit plan of the Employers in which Executive, at the Date of Termination, has a vested interest, unless otherwise provided in such employee benefit plan or any agreement or other instrument attendant thereto. In addition, subject to the provisions of
Section 9(c), all vested but unexercised stock options held by Executive as of the Date of Termination must be exercised by Executive within three months following the Date of Termination or by the end of the option term, if earlier. All other stock-based grants and awards held by Executive shall vest or be canceled upon the Date of Termination in accordance with their terms. Notwithstanding the foregoing, the terms of this Section 7(e) shall not apply to a termination with respect to which Executive is entitled to receive benefits pursuant to Section 8(c).

         8. Certain Change in Control Payments.

            (a) Purpose. The provisions of this Section 8 shall apply if the Date of Termination is within 24 months after the first event constituting a Change in Control. The provisions of this Section 8 shall terminate and be of no further force or effect beginning on the second anniversary of a Change in Control.

            (b) A "Change in Control" shall be deemed to have occurred in any one of the following events:

                (i) Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (other than any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

                (ii) Persons who, as of October 1, 2002, constituted the Company's Board of Directors (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director of the Company subsequent to October 1, 2002 whose election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Agreement, be considered a member of the Incumbent Board;

                (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                (iv) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

            (c) Severance Payment. In the event within 24 months after a Change in Control the Executive's employment is terminated by the Employers without cause (pursuant to Section 6(d)) or by the Executive for Good Reason (pursuant to Section 6(e)), then in lieu of the benefits provided in Sections 7(d) and 7(e) above the Executive shall be entitled to the following benefits, subject to signing by Executive of a general release of claims (other than claims for the right to receive the payments or benefits set forth in this
Section 8) in a form and manner satisfactory to the Employers:

                (i) The Employers shall pay to the Executive an amount equal to three times the "base amount" (as such term is defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) applicable to the Executive, payable in one lump-sum cash payment no later than 30 days following the Date of Termination (as such term is defined in Section 6(f)); and

                (ii) All unvested stock options and other stock based awards granted to Executive shall immediately vest and become exercisable by the Executive. Each such stock option, may be exercised by Executive within 180 days after the Date of Termination

                (iii) In addition to any other benefits to which the Executive may be entitled in accordance with the Employers' then existing severance policies, the Employers shall, for a period of three years commencing on the Date of Terminations, pay such health insurance premiums as may be necessary to allow Executive and Executive's spouse and dependents to continue to receive health insurance coverage substantially similar to coverage they received immediately prior to the Date of Termination.

            (d) Additional Limitation.

                (i) Anything in this Agreement to the contrary notwithstanding, in the event that any compensation, payment or distribution by the Employers to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Severance Payments"), would be subject to the excise tax imposed by Section 4999 of the Code the following provisions shall apply:

                        (A) If the Severance Payments, reduced by the sum of (1)
            the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes payable by Executive on the amount of the Severance Payments which are in excess of the Threshold
            Amount (as defined below), are greater than or equal to the Threshold Amount, Executive shall be entitled to the full benefits payable under this Agreement.

                        (B) If the Threshold Amount is less than (x) the
            Severance Payments, but greater than (y) the Severance Payments reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes on the amount of the Severance Payments which are in excess of the Threshold Amount, then the benefits payable under this Agreement shall be reduced (but not below zero) to the extent necessary so that the maximum Severance Payments shall not exceed the Threshold Amount. To the extent that there is more than one method of reducing the payments to bring them within the

               Threshold Amount, Executive shall determine which method shall be followed; provided that if Executive fails to make such determination within 45 days after the Employers have sent Executive written notice of the need for such reduction, the Employers may determine the amount of such reduction in its sole discretion.

         For the purposes of this Paragraph 8(d)(iv), "Threshold Amount" shall mean three times Executive's "base amount" within the meaning of
         Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, and any interest or penalties incurred by Executive with respect to such excise tax.

                  (ii) The determination as to which of the alternative provisions of Paragraph 8(d)(iv)(A) shall apply to Executive shall be made by KPMG LLP or any other nationally recognized accounting firm selected by the Employers (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Employers and Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Employers or Executive. For purposes of determining which of the alternative provisions of Paragraph 8(d)(iv)(A) shall apply, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of Executive's residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Firm shall be binding upon the Employers and Executive.

              (e) Fees and Expenses. The Employers shall pay to the Executive all reasonable legal and arbitration fees and expenses incurred by Executive in successfully obtaining or enforcing any right or benefit provided in Section 8 of this Agreement.

         9.   Non-competition and Confidential Information.

              (a) Non-competition. During the term of Executive's employment with the Employers, and, if Executive's employment with the Employers terminates for any reason at least 90 days prior to a Change in Control, then during the period after such termination of employment equal to the longer of (x) one year following the Date of Termination, and (y) three years following the Date of Termination if the Executive receives payments or benefits pursuant to Sections 7(b), 7(d) or 8(c) hereof, the Executive will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any person, association or entity, become an employee of or a consultant to, become a Director of or acquire any ownership interest in, or carry on, operate, manage, control, or become involved in any manner with any bank (or any financial institution that engages in consumer banking) that maintains or operates an office or branch in any city or town where the Employers maintain or operate an office or branch as of the Date of Termination, nor will Executive attempt to hire any employee of the Employers, assist (but not including giving references) in such hiring by any other person, association or entity, encourage any such employee to terminate her or her relationship with the Employers, or solicit or encourage any customer of the Employers to terminate or reduce its relationship with the Employers, or to conduct with any other person, association or entity any business or activity which such customer conducts or could conduct with the Employers, whether or not the Employers' relationship with such customer was originally established in whole or in part by the Executive; provided, however, that the foregoing shall not prohibit the Executive from owning up to two percent (2%) of the outstanding stock of a publicly traded company engaged in the banking or financial services industry.

            (b) Confidential Information. The Executive will not at any time disclose to any other person, association or entity (except as required by applicable law or in connection with the performance of her duties and responsibilities hereunder), or use for her own benefit or gain, any confidential information of the Employers obtained by her incident to her employment with the Employers. The term "confidential information" includes, without limitation, financial information, business plans, business practices, customer lists, prospects and opportunities (such as lending relationships, trust relationships, financial product developments, or possible acquisitions or dispositions of businesses or facilities) which have been implemented, discussed or considered by the Employers but does not include any information which has become part of the public domain by means other than the Executive's non-observance of her obligations hereunder.

            (c) Relief. The Executive agrees that the Employers shall be entitled to injunctive relief for any breach by her of the covenants contained in Section 9(a) or 9(b). In addition, notwithstanding anything herein or in any option plan or agreement to the contrary, with respect to any stock option granted to the Executive by the Employers on or after the date hereof (the "New Options"), upon any breach by Executive of the covenants contained in Section 9(a) then (i) all New Options shall immediately terminate and be of no further force and effect, and (ii) with respect to any New Options that were exercised during the one year period immediately prior to such breach (A) to the extent Executive owns any shares that he received as a result of such option exercise, then Executive shall sell to the Employers (and the Employers shall purchase from Executive) such shares for an aggregate purchase price equal to the lesser of (x) the aggregate exercise price paid by Executive for such shares, or (y) the fair market value of such shares, and (B) to the extent Executive no longer owns any shares that he received as a result of such option exercise, the Executive shall pay to the Employers an amount of cash equal to the sum of (x) any gain realized upon the exercise of such option, and (y) any gain realized upon the sale or transfer of such shares.

            (d) Interpretation. In the event that any provision of this Section 9 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time, too large a geographic area, or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable. As used in this Section 9, the term "Employers" means the Bank, the Company and their affiliates.

         10. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of her obligations hereunder will not breach or be in conflict with any other agreement to which she is a party or is bound, and that she is not now subject to any covenants against competition or similar covenants which would affect the performance of her obligations hereunder.

         11. Withholding. All payments made by the Employers under this Agreement shall be net of any tax or other amounts required to be withheld by the Employers under applicable law.

         12. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         13. Assignment; Successors and Assigns, etc. Neither the Employers nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Employers may assign their rights under this Agreement without the consent of the Executive in the event the Employers shall hereafter effect a reorganization, consolidate with or merge into any other party, or transfer all or substantially all of their properties or assets to any other party.

         14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         15. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The provisions of Sections 8(d), 8(e), 9 and 12 shall survive the termination of this Agreement.

         16. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Employers or, in the case of the Employers, at either of their main offices, attention of the President.

         17. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by duly authorized representatives of the Employers.

         18. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

         19. Prior Agreements. This Agreement shall supercede and replace in all respects the Employment Agreement and the Severance Agreement. The Deferred Compensation Program and all other agreements that may exist between the Employers and Executive that provide for the payment of any compensation or benefits to Executive shall survive.

         IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employers and the Executive, as of the date first above written.

                                                MASSBANK

                                                By: /s/ Gerard H. Brandi
                                                    ----------------------------
                                                    Gerard H. Brandi
                                                    Title:  President & CEO

                                                MASSBANK CORP.


                                                By: /s/ Gerard H. Brandi
                                                    ----------------------------
                                                    Title: President & CEO

                                                    /s/ Donna H. West
                                                    ----------------------------
                                                    Donna H. West